EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Form S-8 Registration Statements Nos. 333-136967, 333-136968, 333-136969 and 333-136970 and the Form S-3D Registration Statement No. 333-136050 of Yadkin Valley Financial Corporation of our reports dated March 31, 2008 with respect to the consolidated balance sheets of Yadkin Valley Financial Corporation as of December 31, 2007 and 2006 and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Yadkin Valley Financial Corporation.
Our report, dated March 31, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that Yadkin Valley Financial Corporation did not maintain effective internal control over financial reporting as of December 31, 2007, because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains an explanatory paragraph that refers to material weaknesses in Yadkin Valley Financial Corporation’s internal controls over financial reporting related to inadequate controls over (1) the accuracy and completeness of the assignment of risk grades to loans; (2) the approval of new loans or modifications to existing loans; (3) underwriting practices in regard to loan documentation, appraisals and lien perfection; and (4) obtaining support for the various components of the model used to estimate the allowance for loan losses. These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2007 consolidated financial statements, and did not affect our report dated March 31, 2008 on those consolidated financial statements.
Charlotte, North Carolina
March 31, 2008
Yadkin Valley Financial Corporation
Form 10K 2007

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